SECRETARY OF STATE OF THE                               216 S. FOURTH ST.
STATE OF NEVADA                                         LAS VEGAS, NV 89101-5717

                           ARTICLES OF INCORPORATION

                                       OF

                          PERIPHERAL CONNECTIONS, INC.


     I THE UNDERSIGNED natural person of the age of 21 years or more, acting as incorporator of a corporation under the Private Corporations provisions of 78-010, et seq., NEVADA REVISED STATUTES, (hereinafter referred to as the "N.R.S."), adopt the following Articles of Incorporation for such Corporation:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is PERIPHERAL CONNECTIONS, INC.

                                   ARTICLE II

                                PRINCIPAL OFFICE

     The initial principal office of the Corporation shall be located at 216 South Fourth Street, Las Vegas, Nevada, 89106, and/or such other place as the directors shall designate.

                                  ARTICLE III

                                    DURATION

     The period of duration of the Corporation is perpetual.

                                   ARTICLE IV

                              PURPOSES AND POWERS

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically, to have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized and any and all acts amendatory thereof and supplemental thereto.

                                   ARTICLE V

                               AUTHORIZED SHARES

     The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.001 (1 mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $25,000.

                                   ARTICLE VI

                               PRE-EMPTIVE RIGHTS

     No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Articles of Incorporation or by an amended certificate of said Articles duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such person, persons or organizations and upon such terms as may to such Board of Directors seem proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in Article V of these Articles of Incorporation.

                                   ARTICLE VII

                                VOTING OF SHARES

     Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                  ARTICLE VIII

                                   DIRECTORS

     The governing board of this Corporation shall be called directors, and the number of directors may from time to time be specified by the By-laws of the Corporation at not less than one, nor more than fifteen. When the By-laws do not specify the number of directors, the number of directors shall be three (3), or equal to the number of shareholders should there be less than three initial shareholders. The name of the initial director, being also the incorporator and sole shareholder, is:

NAME                       ADDRESS
----                       -------

LESLIE H. SHAW             3760 So. Highland Dr. #300, Salt Lake City, UT 84106
which director shall hold office until the first meeting of the shareholders of the Corporation and until his or her successors have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

                                   ARTICLE IX

                                  INCORPORATOR

     The name and address of the sole incorporator and sole initial shareholder of this Corporation is:

NAME                       ADDRESS
----                       -------

LESLIE H. SHAW             3760 So. Highland Dr. #300, Salt Lake City, UT 84106

     Dated this 8th day of February 1990.


                                              /s/ Leslie H. Shaw
                                              ----------------------------------
                                              Incorporator

State of Utah      )
                   ) ss.
County of Salt Lake)

     Personally appeared before me this 8th day of February 1990, Leslie H. Shaw, signer of the foregoing instrument who being by me first duly sworn, declared that she is the person who signed the foregoing as incorporator and that the statements contained therein are true.


                                              /s/ xxxxxxxxxx Castleton
                                              ----------------------------------
                                              Notary Public
[GRAPHIC -- COPY NOT CLEAR]                      Residing in: Salt Lake

                FILED
        IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
           STATE OF NEVADA

             APR 27 1999

            No. C2198-90
             -----------


   /s/ Dean Heller
  -------------------------------
  DEAN HELLER, SECRETARY OF STATE



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                             Skynet Telematics Inc.
                  --------------------------------------------
                               Name of Corporation




We the undersigned                Tomas George Wilmot                    and
                    ----------------------------------------------------
                                 President or Vice President

       Mark Dingley                of             Skynet Telematics Inc.
---------------------------------     -----------------------------------------
Secretary or Assistant Secretary                   Name of Corporation

do hereby certify

         The Board of Directors of said corporation at a meeting duly convened, held on the _______ day of ___________________________________, 1999, adopted resolution to amend the original articles as follows:

         Articles V and VI are hereby amended to read as follows:

ARTICLE V, AUTHORIZED SHARES:

Class                     Par Value Per Share       Number of Shares Authorized
-----                     -------------------       ---------------------------

Class  A Voting Common          $0.001                      75,000,000
Preferred                       $0.001                      20,000,000

         The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Preferred Stock shall be as follows:

PREFERRED SHARES
----------------

         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) any other relative rights, preferences and limitations of that series.


ARTICLE VI, PRE-EMPTIVE RIGHTS

         No shareholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to acquire unissued shares, treasury shares or securities convertible into such shares.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,135,825 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                           /s/ Tomas George Wilmot
                                           ------------------------------------
                                               President or Vice President
                                               Tomas George Wilmot

                                           /s/ Mark Dingley
                                           ------------------------------------
                                               Secretary or Assistant Secretary
                                               Mark Dingley

State of England
        -------- )
                 )ss
City of London   )
        --------

         On 7th April 1999 personally appeared before me, a Notary Public.

Tomas George Wilmot, who acknowledged that he executed the above instrument.
-------------------
Names of Persons Appearing and Signing Document



(STAMP OR SEAL)                                    /s/ Agnes Corless
                                            -----------------------------------
     SEAL                                          Signature of Notary

                                                      AGNES CORLESS
                                                    Scrivener Notary
                                                     London, England

                                                My commission is for life

*Only the XXXXXXXXX or Vice President's signature need to be acknowledged.

                  FILED
          IN THE OFFICE OF THE
        SECRETARY OF STATE OF THE
             STATE OF NEVADA

               JAN 31 1999
              No. C2198-90
              ------------
             /s/ Dean Heller
     DEAN HELLER, SECRETARY OF STATE


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                          Peripheral Connections, Inc.
             -----------------------------------------------------
                              Name of Corporation

     We the undersigned                  Tomas George Wilmot                and
                       -----------------------------------------------------
                                  President or Vice President

          Milton Klyman                      of   Peripheral Connections, Inc.
---------------------------------------------  ---------------------------------
Secretary or Assistant Secretary                     Name of Corporation

do hereby certify:

     The Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of December, 1998, adopted a resolution to amend the original articles as follows:

     Article One is hereby amended to read as follows:

     The name of the corporation is Skynet Telematics Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,050,500; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/ Tomas George Wilmot
                                              ----------------------------------
                                                  President or Vice President
                                                  Tomas George Wilmot

                                              /s/ Milton Klyman
                                              ----------------------------------
                                              Secretary or Assistant Secretary
                                              Milton Klyman

State of     Illinois         )
                              ) ss.
County of       Cook          )

       On XXXXXXX XX, 199X, personally appeared before me, a Notary Public,

            Tomas George Wilmot                , who acknowledged that he
-----------------------------------------------
Name of Persons Appearing and Signing Document

executed the above instrument.

                                              /s/ XXXXXXXXXXXXXXXXXXXX
                                              ----------------------------------
                                                    Signature of Notary

       (NOTARY STAMP OR SEAL)

*Only the President or Vice President's signature need to be acknowledged.

                  FILED
          IN THE OFFICE OF THE
        SECRETARY OF STATE OF THE
             STATE OF NEVADA

              JULY 7, 2000
              No. C2198-90
              ------------
             /s/ Dean Heller
     DEAN HELLER, SECRETARY OF STATE


                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                            SKYNET TELEMATICS, INC.

              UNDER SECTION 78.385 OF THE GENERAL CORPORATION LAW

     The undersigned, being the Chief Executive Officer and the Secretary of SKYNET TELEMATIC, INC., (the "Corporation"), do hereby certify and set forth:

     1. Article FIRST of the Certificate of Incorporation is amended as follows:

     "The name of the Corporation is Skynet Telematics.com, Inc."

     2. This Amendment of the Certificate of Incorporation of the Corporation was authorized by the Unanimous Written Consent of the Board of Directors of the Corporation and by a vote of a majority of shareholders attending the annual meeting of shareholders, whether in person or proxy.

IN WITNESS WHEREOF, the undersigned have signed this Certificate this 23rd day of June 2000, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.


                                               /s/ Tomas Wilmot
                                               ---------------------------------
                                               Tomas Wilmot
                                               Chief Executive Officer/President


                                               /s/ Kevin Wilmot
                                               ---------------------------------
                                               Kevin Wilmot
                                               Secretary